                                                                    EXHIBIT 10.9

                            TERMINATION AGREEMENT

     This Termination Agreement (the "Agreement") is made as of March 29, 1997,
                                      ---------
by and between Cypress Semiconductor Corporation, a Delaware corporation ("Cypress"), and QuickLogic Corporation, a California corporation
  -------
("QuickLogic").
  ----------

          A. Cypress and QuickLogic are parties to that certain Technical Transfer, Joint Development License and Foundry Supply Agreement dated October 2, 1992 (the "Existing Agreement").
              ------------------

          B. The parties desire to terminate the Existing Agreement in its entirety and enter into this Agreement, a new wafer fabrication and license agreements, and certain other arrangements.

          C. Under the Existing Agreement, Cypress holds certain tangible and intangible rights and intellectual property rights, including, without limitation, patents, patent applications, mask work rights and trade secrets (collectively, the "Rights") to antifuse field cell programmable gate array
                    ------
("FPGA") technology (the "FPGA Technology").
  ----                    ---------------

          D. In connection with the termination of the Existing Agreement and subject to the License Agreement (as defined in Section 3.4 below), Cypress will relinquish to QuickLogic all of the Rights to the FPGA Technology, and QuickLogic will acquire from Cypress all inventories of products incorporating the FPGA Technology (the "FPGA Products") and certain other assets. QuickLogic
                          -------------
will also assume certain specified obligations of Cypress.

          E. Cypress and QuickLogic have entered into a binding Letter of Intent dated February 7, 1997 (the "Letter of Intent") reflecting their mutual
                                    ----------------
understanding regarding the transactions contemplated by this Agreement (collectively, the "Transactions).
                    ------------

          F. This Agreement, and the other agreements referenced herein (with the exception of the Existing Agreement, supersede the Letter of Intent in its entirety, and the Letter of Intent shall be of no further force or effect.

     NOW, THEREFORE, in consideration of the mutual agreements, representations and warranties contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

             TERMINATION OF PRIOR AGREEMENT AND TRANSFER OF ASSETS

     1.1. Termination of Existing Agreement.  Effective as of the Closing Date
          ---------------------------------
(as defined below), the Existing Agreement is terminated in its entirety and shall have no further force or effect.

--------------
* An asterisk indicates confidential material that has been omitted from this document and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     1.2. Transfer.  Subject to the terms and conditions contained in this
          --------
Agreement, at the Closing (as defined below) or as provided in Article XI, Cypress shall assign, grant, transfer and convey to QuickLogic, free and clear of all liens, claims, interests and encumbrances, and QuickLogic agrees to acquire from Cypress, all of Cypress's rights, title and interest in and to the assets listed on Exhibit A (the "Transferred Assets"), and Cypress shall deliver
                 ---------       ------------------
good, clear and marketable title to each and every Transferred Asset, together with such bills of sale, assignments and other instruments of conveyance as may be reasonably requested by QuickLogic to permit such delivery. Without limiting the foregoing, the Transferred Assets shall be deemed to include only the following:

          (a) All right, title and interest in the Equipment and Inventory (each as defined in Exhibit A), and all claims and rights of Cypress with respect
              ---------
thereto, including, without limitation, all rights against suppliers thereof under warranties listed and described in Schedule 1.1(a) hereto (to the extent
                                         ---------------
transferable by Cypress), including, without limitation, all of Cypress's rights under manufacturers' warranties and guarantees (to the extent transferable by Cypress) relating to the Equipment and all benefits and proceeds with respect to the Equipment as of and after the Closing under any policy of insurance;

          (b) All books and records, whether originals or copies, whether financial or otherwise, relating to the Transferred Assets and which do not primarily relate to areas of Cypress's business other than the Transferred Assets; provided that Cypress shall be entitled, at Cypress's expense, to make and retain photocopies of such records for the purpose of accounting and tax compliance;

          (c) All licenses, permits, authorizations and other approvals from any federal, state, local or foreign governmental, public or self-regulatory body or authority relating to the Transferred Assets or the Assumed Obligations (as defined below), all of which are listed in Exhibit A (collectively, the
                                           ---------
"Permits");
 -------

          (d) The computer software and hardware specifically used in connection with the Equipment, including all documentation and source code, to the extent they are legally transferable by Cypress;

          (e) All rights of indemnification, claims or causes of action in favor of Cypress, to the extent they arise out of or relate to the Transferred Assets after the Closing Date including, without limitation, those against any person under any purchase or other agreement pursuant to which Cypress acquired any portion of the Transferred Assets or those arising by operation of law or equity or otherwise; and

          (f) Those other assets that relate to the Transferred Assets and are listed in Exhibit A.
          ---------

          Except as otherwise expressly stated in this Section 1.2, no other assets are transferred to QuickLogic pursuant to this Agreement.

     1.3. FPGA Technology. Subject to the terms and conditions contained in this
          ---------------
Agreement, at the Closing (as defined below) Cypress shall assign, transfer and convey to QuickLogic all of Cypress's rights, title and interest in and to the FPGA Technology, a descriptive (but not necessarily comprehensive) list of which is set forth in Exhibit A-1 and which are part of the Transferred Assets, and
                -----------
Cypress shall deliver such assignments and other instruments of conveyance as may be reasonably requested by QuickLogic to permit such transfer.

     1.4. Obligations.  Except as expressly provided herein, QuickLogic shall
          -----------
not assume, or take title to the Transferred Assets subject to, or in any way be liable or responsible for, any liabilities or obligations of any kind of Cypress and Cypress shall continue to remain responsible for the same. Those liabilities and obligations that QuickLogic expressly assumes are set forth in Exhibit B (the "Assumed Obligations"). Without limiting the generality of the
---------       -------------------
foregoing, QuickLogic shall not assume or take title to the Transferred Assets subject to any of the following:

          (a) Any obligations of Cypress arising or created prior to the Closing Date (as defined below) or outstanding on the Closing Date or arising after the Closing Date.

          (b) Any liability or obligation of Cypress arising from claims for personal injury (including death) or damage to property, including (without limitation) in respect of any negligence or other wrongful action in connection therewith;

          (c) Any liability or obligation of Cypress based upon or arising under any contract or agreement existing prior to or at the time of Closing;

          (d) Except as specifically included in the Assumed Obligations, any lien, encumbrance, security interest or charge of any nature whatsoever;

          (e) Any liability or obligation of Cypress, or any of its employees, for any federal, state, local or foreign income tax; or

          (f) Any liabilities or obligations arising from litigation to which Cypress is or would be a party that is pending, threatened or based upon facts that arise prior to the Closing.

     1.5. Closing and Closing Date.  Unless otherwise agreed by the parties, the
          ------------------------
consummation of the transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Venture Law Group,
                   -------
counsel to QuickLogic, located at 2800 Sand Hill Road, Menlo Park, CA 94025, on March 29, 1997, or such other time or date as Cypress and QuickLogic shall mutually agree, such time and date being referred to herein as the "Closing
                                                                    -------
Date."

     1.6. Actions at the Closing.  At the Closing, Cypress and QuickLogic shall
          ----------------------
take such actions and execute and deliver such agreements, bills of sale and other instruments and documents as necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms, including without limitation the following:

          (a) Bill of Sale.  Cypress shall deliver to QuickLogic a general bill
              ------------
of sale in substantially the form attached as Exhibit C (the "Bill of Sale")
                                              ---------       ------------
with respect to the Transferred Assets, duly executed by Cypress, assigning to QuickLogic all of Cypress's right, title and interest in and to the Transferred Assets.

          (b) Consideration.  QuickLogic shall deliver the Consideration to
              -------------
Cypress in accordance with the provisions of Article II.

          (c) Title.  Subject to Section 3.2 herein, Cypress shall deliver to
              -----
QuickLogic evidence of valid title to such of the Transferred Assets and the FPGA Technology as QuickLogic may reasonably request prior to the Closing and assignments of the Transferred Assets and FPGA Technology in form and substance reasonably satisfactory to QuickLogic (including, but not limited to, assignments of patents, patent applications, copyrights and mask work rights).

          (d) Third Party Consents and Assignments.  Cypress shall deliver to
              ------------------------------------
QuickLogic all assignments and required consents to assignment that it has obtained in respect of the assignment of the Transferred Assets, duly executed by the appropriate parties having the authority so to assign or consent to assign, in form and substance as QuickLogic shall reasonably request.

          (e) Transaction Agreements.  The Transaction Agreements (as defined
              ----------------------
below) shall have been executed by QuickLogic, Cypress and any other parties to such Transaction Agreements and delivered to QuickLogic and Cypress.

          (f) Post Closing Actions.  Subsequent to the Closing Date, Cypress
              --------------------
shall from time to time use reasonable efforts to execute and deliver, upon the request of QuickLogic, all such other and further materials and documents and instruments of conveyance, transfer or assignment as may be requested by QuickLogic to effect, record or verify the transfer to, and vesting in QuickLogic, of Cypress's right, title and interest in and to the Transferred Assets, free and clear of all liens and encumbrances, in accordance with the terms of this Agreement.

     1.7. Delivery of Transferred Assets.  Title to the Transferred Assets shall
          ------------------------------
pass to QuickLogic as of the Closing, or at such other transfer dates provided herein, at Cypress's place of business. Following the Closing, Cypress will put QuickLogic in control of the Transferred Assets pursuant to the Transition Plan (as defined in Article XI). All tangible assets constituting a part of the Transferred Assets will be delivered to QuickLogic's place of business in Sunnyvale, California at Cypress's cost and by means of delivery reasonably determined by

Cypress. All other assets constituting a part of the Transferred Assets will be made available to QuickLogic at the business location of Cypress, provided that, if requested by QuickLogic, Cypress, to the extent practicable, will arrange for the electronic transmission of any software or electronic data related to the Transferred Assets to QuickLogic.

                                   ARTICLE II

                        CONSIDERATION; TERMS OF PAYMENT

     2.1. Consideration.  The consideration for the Transactions (the
          -------------
"Consideration") shall consist of the following:
--------------

          (a) $4.5 million in cash, which is currently in the possession of Cypress.

          (b) An aggregate of 18,226,716 (the "Original Share Number") shares of unregistered Common Stock of QuickLogic (the "Shares") shall be issued to
                                              ------
Cypress, subject to potential additional issuances pursuant to Section 2.5 below. The Shares shall be delivered to Cypress by QuickLogic in accordance with that certain Common Stock Purchase Agreement between Cypress and QuickLogic in substantially the form attached hereto as Exhibit D (the "Stock Purchase
                                          ---------
Agreement").

          (c) The assumption of the Assumed Obligations by QuickLogic.

     2.2. Allocation of Consideration.  The Consideration shall be allocated as
          ---------------------------
provided in Schedule 2.2 hereto for purposes of complying with the requirements
            ------------
of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). Each party hereto agrees to prepare its federal and state income tax returns for all current and future tax reporting periods and file Form 8594 (and corresponding state forms) with respect to this transaction in a manner consistent with the allocations set forth in said Schedule 2.2. If any state or
                                                  ------------
federal taxing authority challenges such allocation, the party receiving notice of such challenge shall give the other prompt written notice of such challenge, and the parties shall cooperate in good faith in responding to it in order to preserve the effectiveness of such allocation, and shall take no position in any tax proceeding inconsistent therewith.

     2.3. Acquisition of Transferred Assets.  In addition to the Consideration,
          ---------------------------------
QuickLogic shall also pay to Cypress the following amounts for its acquisition of the Transferred Assets:

          (a) A promissory note payable to Cypress by QuickLogic, in the form attached hereto as Exhibit E (the "Note"). The Note shall be issued in
                   ---------       ----
consideration for the Inventory, where the eventual aggregate principal amount of the Note will represent QuickLogic's standard cost of such finished and work-in-progress inventory, discounted by $1,000,000. Such amount (prior to the $1,000,000 discount) as of February 28, 1997 is estimated by Cypress to be
[    *   ].  The Inventory will be transferred to QuickLogic in accordance with
Article XI below. Upon the initial shipment of Inventory, the Note will be issued to

----------
* An asterisk indicates confidential material that has been omitted from this document and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Cypress, in a principal amount representing QuickLogic's standard cost of such finished and work-in-progress inventory being shipped, discounted by $1,000,000. Upon subsequent transfers of Inventory pursuant to Article XI, the principal amount of the Note will be increased by an amount equal to QuickLogic's standard cost of such finished and work-in-progress inventory being shipped.

          (b) The Equipment shall be purchased from Cypress [*] for the Hewlett-Packard Tester and at the prices listed on Exhibit A for all other Equipment items. Payment for the Equipment will be made by QuickLogic within thirty (30) days after delivery of all the Equipment.

     2.4. Taxes Arising from Transfer.  [ * ] shall pay any sales, use,
          ---------------------------
recordation, transfer, excise or other similar taxes, if any, arising out of the transfer of the Transferred Assets, or otherwise as a consequence of the transactions contemplated by this Agreement.

     2.5. Potential Additional Issuance of Common Stock upon Certain Dilutive
          -------------------------------------------------------------------
Issuances. If, after the Closing, there is an adjustment to the Conversion Price
---------
(as defined in the Amended Articles) for any series of QuickLogic's Preferred Stock pursuant to Article III.C.(4)(d)(iv) of the Amended Articles, then QuickLogic shall issue to Cypress, without payment of any additional consideration and pursuant to the delivery provisions of the Stock Purchase Agreement, that additional number of fully paid and nonassessable shares of QuickLogic Common Stock (the "Additional Shares"), as calculated as follows (mathematical operations in listed order):

     a)  $1.16

     divided by

     b) The new Conversion Price for the Series F Preferred Stock (or, if the adjustment to the Series F Preferred Stock Conversion Price has been waived by the holders of Series F Preferred Stock, what such Conversion Price would have been had the adjustment not been waived)

     minus

     c)  1

     multiplied by

     4)  the Original Share Number

     rounded to the nearest whole number

     The Original Share Number shall be increased by the Additional Shares for purposes for future calculations pursuant to this Section 2.5.

---------
* An asterisk indicates confidential material that has been omitted from this document and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF CYPRESS

     Except as set forth on the Cypress Disclosure Schedule attached hereto as
Schedule 3, Cypress represents and warrants to QuickLogic that:
----------

     3.1. Organization.  Cypress is a corporation duly organized, validly
          ------------
existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to transact its business as it is now being conducted and to carry out this Agreement and the transactions contemplated herein. Cypress is duly qualified or licensed to do business and is in good standing in each place and jurisdiction where the nature of the business conducted by it with respect to the Transferred Assets makes such qualification necessary except where the failure to so qualify does not in the aggregate have a material adverse effect on Cypress's business as a whole.

     3.2. Title to Transferred Assets.  Cypress has and will convey on the
          ---------------------------
Closing Date (or on any other transfer dates provided herein) full, absolute, good and marketable title to the Transferred Assets, free and clear of all security interests, mortgages, liens (including, but not limited to, liens with respect to taxes), attachments, orders of court, rights of redemption, debts, claims, indebtedness, liabilities, charges, or other encumbrances of any kind whatsoever and not subject to any continuing commission, profit or revenue sharing or other compensation contract or obligation that could apply to QuickLogic or the Transferred Assets. No liens affecting any of the Transferred Assets or the FPGA Technology will arise or would, with notice or lapse of time or both, arise as a result of the transactions contemplated by this Agreement or by any agreement contemplated by this Agreement. No other person has any direct or indirect interest in the Transferred Assets or the FPGA Technology, other than QuickLogic or pursuant to the License Agreement (as defined below), except to the extent of existing non-exclusive license agreements. No restrictions created by Cypress or known by Cypress exist on QuickLogic's right to sell or resell products using any of the Transferred Assets, nor will any restrictions be imposed as a consequence of the transactions contemplated by this Agreement.

     3.3. Contracts with Respect to the Transferred Assets.  No Transferred
          ------------------------------------------------
Asset is subject to any contract, license or agreement, and no person other than Cypress owns any right, title or interest in or to any such Transferred Assets, except as expressly set forth in the Cypress Disclosure Statement.

     3.4. Due Authority; Valid and Binding Agreements.  Cypress has the power
          -------------------------------------------
and authority to enter into and be bound by the terms and conditions of this Agreement, the Stock Purchase Agreement, the Sixth Amended and Restated Registration Rights Agreement attached hereto as Exhibit F (the "Registration
                                                 ---------       ------------
Rights Agreement"), the Sixth Amended and Restated Shareholders Agreement
----------------
attached hereto as Exhibit G (the "Shareholders Agreement"), the Wafer
                   ---------       ----------------------
Fabrication Agreement attached hereto as Exhibit H, (the "Wafer Fabrication
                                         ---------        -----------------
Agreement") and the Cross-License Agreement attached hereto as Exhibit I (the
---------                                                      ---------
"License Agreement" and collectively with the Stock Purchase Agreement, the
------------------
Registration Rights Agreement, the

Shareholders Agreement and the Wafer Fabrication Agreement, the "Transaction
                                                                 -----------
Agreements"), and to carry out its obligations pursuant hereto and thereto. The
----------
consummation by Cypress of the transactions contemplated by this Agreement and by the Transaction Agreements has been duly authorized by all necessary corporate action by of Cypress, and no other act or proceeding on the part of or on behalf of Cypress is necessary to approve the execution of this Agreement and the Transaction Agreements. Each of this Agreement and the Transaction Agreements is a legal, valid and binding obligation of Cypress enforceable against Cypress in accordance with its terms, subject to limitations imposed by general principles of equity upon the availability of equitable remedies and the enforcement of such provisions, and, with respect to the Registration Rights Agreement , except as the enforceability of Section 7 thereof may be limited by public policy.

     3.5. No Conflicts or Violations.  Neither the execution and delivery of
          --------------------------
this Agreement and the Transaction Agreements nor the consummation of the transactions contemplated hereby and thereby will (i) conflict with or result in any violation of or constitute a default under any agreement, mortgage, bond, indenture, franchise or other instrument or obligation to which Cypress is a party or by which it is bound, where such conflict, violation or default would have a material adverse effect upon the Transferred Assets or the FPGA Technology, (ii) conflict with, violate or result in any breach of the material terms, conditions or provisions of the certificate of incorporation or bylaws of Cypress, (iii) result in the creation of any lien or other encumbrance upon any Transferred Asset or the FPGA Technology pursuant to the terms of any such mortgage, bond, indenture, franchise or other instrument or obligation, (iv) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, either Cypress or upon any of the Transferred Assets or the FPGA Technology, (v) constitute a violation by Cypress of any law or regulation of any jurisdiction in which Cypress conducts its business, where such violation would have a material adverse effect upon the Transferred Assets or the FPGA Technology, or
(vi) result in the breach of any of the terms or conditions of, or constitute a default under, or otherwise cause any impairment of, any permit or license or other governmental authorization held by Cypress, where such breach, default or impairment would have a material adverse effect upon the Transferred Assets or the FPGA Technology.

     3.6. Equipment.  The list of the Equipment set forth in Exhibit A is a
          ---------                                          ---------
complete and accurate list of all such Equipment as agreed to by Cypress and QuickLogic. The Equipment is being sold "as is", and Cypress makes no warranty whatsoever with respect thereto, except as set forth in the previous sentence. CYPRESS EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE EQUIPMENT.

     3.7. Inventory.  The Inventory set forth in Exhibit A is of a type and
          ---------                              ---------
quality useable and saleable in the ordinary course of business; provided, that Cypress expressly makes no representation or warranty as to the resulting yield of the Inventory.

     3.8. No Violation of Law.  Cypress has conducted its business as it relates
          -------------------
to the Transferred Assets in compliance with all applicable laws and regulations of federal, state, local and foreign governmental authorities, except where any such violation would not have a material adverse effect upon the Transferred Assets or the FPGA Technology. Cypress possesses, and is in compliance with, all licenses, permits, approvals and other governmental authorizations that are material to and necessary to the conduct of its business as it relates to the Transferred Assets and the FPGA Technology.

     3.9. Litigation, etc.  There are no suits, actions or administrative,
          ---------------
arbitration, unfair labor practice, worker's compensation or other proceedings, pending or, to Cypress's knowledge, threatened, nor, to Cypress's knowledge, is there any governmental investigation against or relating, directly or indirectly, to the Transferred Assets, or the FPGA Technology, which could result in a lien on or impair QuickLogic's ownership of the Transferred Assets or the FPGA Technology and none which questions the validity of this Agreement or the Transaction Agreements, and there are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency or by arbitration, pursuant to a grievance or other procedure) against or relating to either Cypress or the Transferred Assets that could result in a material adverse effect, or any lien or other encumbrance, on the Transferred Assets or the FPGA Technology.

     3.10.  No Brokers.  Cypress is not obligated nor has Cypress obligated
            ----------
QuickLogic for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

     3.11.  Taxes.  All sales and use taxes, real and personal property taxes,
            -----
gross receipts taxes, documentary transfer taxes, employment taxes, withholding taxes, unemployment insurance contributions and other taxes or governmental charges of any kind, however denominated, for which QuickLogic could become liable as a result of acquiring the Transferred Assets or the FPGA Technology or which could result in a lien on or charge against the Transferred Assets or the FPGA Technology (collectively, "Taxes") have been or will be paid for all
                                -----
periods prior to and including the Closing Date. Cypress has duly and timely filed (or will file prior to the Closing Date) all returns and reports of Taxes required to be filed prior to such date. To Cypress's knowledge, there are not, and as of the Closing will not be, any liens for Taxes on any of the Transferred Assets or the FPGA Technology (other than liens for Taxes not yet due and payable). To Cypress's knowledge, there are no pending or threatened proceedings with respect to Taxes.

     3.12.  Environmental Matters.  To the extent that the failure to do so or
            ---------------------
be so would have a material adverse effect upon the Transferred Assets, Cypress is in compliance with all federal, state, local and foreign laws related to environment and hazardous materials practices that are applicable to Cypress or its business related to the Transferred Assets, and Cypress has conducted its business relating to the Transferred Assets in compliance with the foregoing laws.

     3.13.  Fair Consideration; No Fraudulent Conveyance; Bulk Sales.  After due
            --------------------------------------------------------
inquiry and negotiation, the sale and purchase of the Transferred Assets pursuant to this Agreement is made in exchange for fair and equivalent consideration. Cypress is not entering into this Agreement with the intent to defraud, delay or hinder its creditors and the consummation of the transactions contemplated by this Agreement will not have any such effect. The transactions contemplated in this Agreement will not constitute a fraudulent conveyance or any act with similar consequences or potential consequences, or otherwise give rise to any right of any creditor of Cypress whatsoever to lodge any claim against any of the Transferred Assets in the hands of Cypress after the Closing. The transfer of the Transferred Assets is not a "bulk transfer," as defined in Division 6 of the Uniform Commercial Code of the State of California.

     3.14.  Full Disclosure.  Cypress is not aware of any infringement by the
            ---------------
FPGA Technology on the rights of third parties or any infringement by third parties of the FPGA Technology. Cypress is not aware of any facts pertaining to the Transferred Assets that it believes materially affect, or are likely in the future to materially affect, the Transferred Assets in a material adverse manner. Neither this Agreement, nor any representation or warranty contained in this Agreement, nor any other agreement (including the Transaction Agreements), exhibit, schedule, or certificate being entered into or delivered pursuant hereto, when read as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading, provided that except as expressly provided in other Sections of this Article III, Cypress makes no representation and warranty as to the value of the Transferred Assets or the FPGA Technology to QuickLogic.

     3.15.  Knowledge.  As used in this Article III, the terms "to Cypress's
            ---------
knowledge" or "to the knowledge of Cypress" shall mean the actual knowledge of all Cypress personnel at the director level or above, and Fred Bialek.

     3.16.  Reliance.  The representations and warranties of QuickLogic
            --------
contained in Article V and in the Stock Purchase Agreement constitute the sole and exclusive representations and warranties of QuickLogic to Cypress in connection with this Agreement and the transactions contemplated hereby, and Cypress acknowledges that all other representations and warranties are specifically disclaimed and may not be relied upon or serve as a basis for a claim against QuickLogic.

     3.17.  Governmental Approvals.   Except for compliance with Hart-Scott-
            ----------------------
Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or as disclosed in the Cypress Disclosure Schedule, no governmental authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable laws, rules or regulations currently in effect, is or will be necessary for, or in connection with, the execution or delivery by Cypress of this Agreement.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF QUICKLOGIC

     Except as set forth on the QuickLogic Disclosure Schedule attached hereto as Schedule 4 (the "QuickLogic Disclosure Schedule"), QuickLogic hereby
   ----------
represents and warrants to Cypress that:

     4.1. Due Authority; Valid and Binding Agreements.  QuickLogic has the power
          -------------------------------------------
and authority to enter into and be bound by the terms and conditions of this Agreement and the Transaction Agreements, and to carry out its obligations pursuant hereto and thereto. The consummation by QuickLogic of the transactions contemplated by this Agreement and by the Transaction Agreements has been duly authorized by all necessary corporate action by of QuickLogic, and no other act or proceeding on the part of or on behalf of QuickLogic is necessary to approve the execution of this Agreement and the Transaction Agreements. Each of this Agreement and the Transaction Agreements is a legal, valid and binding obligation of QuickLogic enforceable against QuickLogic in accordance with its terms, subject to limitations imposed by general principles of equity upon the availability of equitable remedies and the enforcement of such provisions, and, with respect to the Registration Rights Agreement, except as the enforceability of Section 7 thereof may be limited by public policy.

     4.2. No Conflicts or Violations.  Neither the execution and delivery of
          --------------------------
this Agreement and the Transaction Agreements nor the consummation of the transactions contemplated hereby and thereby will (i) conflict with or result in any violation of or constitute a default under any agreement, mortgage, bond, indenture, franchise or other instrument or obligation to which QuickLogic is a party or by which it is bound, where such conflict, violation or default would have a material adverse effect upon the business of QuickLogic, taken as a whole, (ii) conflict with, violate or result in any breach of the material terms, conditions or provisions of the articles of incorporation or bylaws of QuickLogic, (iii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, QuickLogic, where such violation would have a material adverse effect upon the business of QuickLogic, taken as a whole, (iv) constitute a violation by QuickLogic of any law or regulation of any jurisdiction in which QuickLogic conducts its business, where such violation would have a material adverse effect upon the business of QuickLogic, taken as a whole, or (v) result in the breach of any of the terms or conditions of, or constitute a default under, or otherwise cause any impairment of, any permit or license or other governmental authorization held by QuickLogic, where such breach, default or impairment would have a material adverse effect upon the business of QuickLogic, taken as a whole.

     4.3. No Brokers.  QuickLogic is not obligated nor has QuickLogic obligated
          ----------
Cypress for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

     4.4. Governmental Approvals.  Except for compliance with Hart-Scott-Rodino
          ----------------------
Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or as referenced in the Stock Purchase Agreement or disclosed in the QuickLogic Disclosure Schedule, no governmental authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable laws, rules or regulations currently in effect, is or will be necessary for, or in connection with, the execution or delivery by QuickLogic of this Agreement.

     4.5  Reliance.  The representations and warranties of Cypress contained in
          --------
Article III, in the Stock Purchase Agreement, and in the Wafer Fabrication Agreement constitute the sole and exclusive representations and warranties of Cypress to QuickLogic in connection with this Agreement and the transactions contemplated hereby, and QuickLogic acknowledges that all other representations and warranties are specifically disclaimed and may not be relied upon or serve as a basis for a claim against Cypress. QUICKLOGIC ACKNOWLEDGES THAT CYPRESS DISCLAIMS ALL WARRANTIES OTHER THAN THOSE EXPRESSLY CONTAINED IN THIS AGREEMENT AS TO THE TRANSFERRED ASSETS, OR ANY OF THEM, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE V

                               INTERIM AGREEMENTS

     5.1. Access; Confidentiality.  Prior to the Closing at the reasonable
          -----------------------
request of QuickLogic, Cypress agrees to promptly make available all books, records, facilities, employees and information necessary for QuickLogic to evaluate the Transferred Assets, and verify the FPGA Technology, and QuickLogic agrees prior to the Closing at the reasonable request of Cypress to make promptly available all books, records, facilities, employees and information necessary for Cypress to fulfill its obligations hereunder. Except as provided below, each party hereto shall keep confidential and shall not make use of any information treated by the other party as confidential (including, without limitation, the terms and conditions of this Agreement and the Transaction Agreements), obtained from the other party concerning the assets, properties, business or operations of the other party other than to legal counsel, auditors, board members, consultants, financial advisers, key employees, lenders and investment bankers where such disclosure is related to the performance of obligations under this Agreement or the consummation of the transactions contemplated under this Agreement (all of whom shall be similarly bound by the provisions of this Section 5.1), except as may be required to be disclosed by applicable law, and except as provided for in the Transaction Agreements. Notwithstanding the foregoing, the foregoing confidentiality restrictions shall not apply to (i) information that was in the receiving party's possession prior to receipt from the disclosing party, (ii) information that becomes generally available to the public other than as a result of the receiving party's fault or action, (iii) information that becomes available to the receiving party from some source other than the disclosing party, provided that such source is under no non-disclosure obligation, or

(iv) information that is developed independently by the receiving party without reference to the disclosing party's information. Neither party will use any information provided pursuant to this Section 5.1 to compete with the other party as their businesses are constituted after the Transactions have been consummated. In the event the Transactions are not consummated, each party will return to the other any materials containing information provided pursuant to this Section 5.1, or will certify in writing that all such materials or copies of such materials have been destroyed.

     5.2. Public Announcements.  The parties hereto agree that all disclosures
          --------------------
and public announcements with respect to this Agreement and the Transaction Agreements or any of the transactions contemplated hereby and thereby shall be mutually agreed to between Cypress and QuickLogic and that no such disclosure or announcement shall be made by any party without the prior written consent of the other; provided, however, that nothing herein contained shall restrict Cypress or QuickLogic from making any public announcement of the transactions contemplated by this Agreement and the Transaction Agreements to the extent that it, in its sole discretion reasonably exercised, is of the view that such announcement is required or deemed advisable in order to meet its obligations under the securities laws or stock exchange requirements in the United States; provided further that prior to making such announcement, the party making it shall provide particulars thereof to the other party and use reasonable efforts to seek confidential treatment from disclosure if reasonably requested by the other party. Notwithstanding the foregoing, either party may disclose this Agreement and the Transaction Agreements and the transactions contemplated hereby, to the extent reasonably necessary, in connection with (a) a private or public offering of securities, and (b) any filing and disclosure obligations under the Securities Act or the Exchange Act, including without limitation the filing of this Agreement and all exhibits with the Securities and Exchange Commission.

     5.3. Occurrence of Conditions.  Each party hereto shall use its reasonable
          ------------------------
best efforts, or where appropriate cooperate in the efforts of the other party, to cause the occurrence of the conditions specified in Section 7 and Section 8 of this Agreement.

     5.4. Other Negotiations.
          ------------------

          (a) Between the date of this Agreement and the Closing Date or such earlier date as QuickLogic and Cypress mutually agree to discontinue discussions of the Transaction, Cypress will not (and it will use its reasonable best efforts to assure that its officers, directors, employees, stockholders, its and each of their affiliates and legal, accounting and financial advisors do not on its behalf) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than negotiations with QuickLogic) regarding any acquisition of the Transferred Assets.

          (b) Cypress agrees that any such negotiations (other than negotiations with QuickLogic) in progress as of the date of this Agreement will be suspended between the date of this Agreement and the Closing Date and that, in no event, will Cypress accept or enter into an agreement concerning any such third party acquisition transaction during such period. Cypress represents and warrants that it has the legal right to terminate or suspend any such pending negotiations with third parties and agrees to indemnify QuickLogic, its officers, directors, employees, stockholders and its and their affiliates and advisors from and against any claims by any party to such negotiations based upon or arising out of the discussion or any consummation of the Transaction as contemplated by this Agreement.

     5.5. Update to Disclosure.  Without limiting either party's right to rely
          --------------------
on the representations and warranties as set forth herein, each of Cypress and QuickLogic shall provide the other party with updates to the disclosures provided or made available to the other party as to material facts which arises between the date of this Agreement and the Closing Date and which, if they had occurred and been known prior to the date of this Agreement, would have been required to have been disclosed in order to make the representations and warranties contained in Articles III and IV true and correct as of the date of this Agreement. In addition (i) Cypress shall provide QuickLogic with updates if, between the date hereof and the Closing Date, there is a change in the condition of the Transferred Assets or the FPGA Technology which may be reasonably expected to have a materially adverse effect on the condition of the Transferred Assets or the FPGA Technology and (ii) QuickLogic shall provide Cypress with updates if, between the date hereof and the Closing Date, there is a change in the condition (financial or otherwise) of the business, prospects, employees, operations, obligations or liabilities of QuickLogic which, in the aggregate, have or may be reasonably expected to have a materially adverse effect on the condition (financial or otherwise) of the business, operations, obligations or liabilities of QuickLogic.

     5.6. Government Approvals.  As soon as practicable but no later than
          --------------------
promptly following the execution of this Agreement, Cypress and QuickLogic shall each file a Premerger Notification and Report Form and all documentary attachments thereto to be filed with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "DOJ") pursuant to the HSR Act. Each party shall pay its own filing fees required by the HSR Act in connection with the transactions contemplated by this Agreement. Cypress and QuickLogic shall file any additional information requested by the FTC or the DOJ in connection with this Agreement or the transactions contemplated hereby as soon as practicable after receipt of any request for such information. Neither Cypress nor QuickLogic shall unreasonably take or fail to take any action which reasonably could be expected to have the effect of delaying, impairing or impeding the receipt of approval under the HSR Act as contemplated by this Section 5.9, provided, however, that this sentence shall not be construed to require either party to transfer or assign rights or other assets to a third party.

                                   ARTICLE VI

                              CONDUCT OF BUSINESS

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, the parties acknowledge and agree that Cypress will be transitioning the business relating to the Transferred Assets, and the relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it regarding such business. Notwithstanding the foregoing, Cypress agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by QuickLogic), to carry on its business with regard to the Transferred Assets in the usual, regular and ordinary course in substantially the same manner as heretofore, but conducted in a manner consistent with and giving due regard to the transitioning of such business, to pay debts and Taxes when due subject to good faith disputes over such debts or Taxes and to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to keep available the services of its officers and key employees with respect to such business. Cypress agrees to promptly notify QuickLogic of any material event or occurrence not in the ordinary course of its business regarding the Transferred Assets, and of any event which could have a material effect on the FPGA Technology or the Transferred Assets. Without limiting the foregoing, except as expressly contemplated by this Agreement, Cypress shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of QuickLogic:

          (a) Contracts.  Enter into any new contract or commitment regarding
              ---------
the FPGA Technology or the Transferred Assets, or violate, amend or otherwise modify or waive any of the terms of any existing contracts or commitments regarding the FPGA Technology or the Transferred Assets, other than in the ordinary course of business consistent with past practice;

          (b) Intellectual Property.  Transfer to any person or entity any of
              ---------------------
the Rights other than in the ordinary course of business consistent with past practice;

          (c) Rights.  Enter into or amend any agreements pursuant to which any
              ------
other party is granted marketing or other rights of any type or scope with respect to any of its products or technology relating to the FPGA Technology or the Transferred Assets;

          (d) Indebtedness.  Incur any indebtedness for borrowed money or
              ------------
guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others in such a way that would affect the FPGA Technology or the Transferred Assets;

          (e) Insurance.  Materially reduce the amount of any material insurance
              ---------
coverage provided by existing insurance policies that materially affects the FPGA Technology or the Transferred Assets;

          (f) Termination or Waiver.  Terminate or waive any right of
              ---------------------
substantial value regarding the FPGA Technology or the Transferred Assets, other than in the ordinary course of business;

          (g) Lawsuits.  Commence a lawsuit regarding the FPGA Technology or the
              --------
Transferred Assets other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of the FPGA Technology or the Transferred Assets, provided that it consults with QuickLogic prior to the filing of such a suit, or (iii) for a breach of this Agreement;

          (h) Other.  Take or agree in writing or otherwise to take, any of the
              -----
actions described in Sections 10.1(a) through (i) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

     Cypress also agrees in good faith to use its reasonable best efforts to maintain intact all of its current business relationships relating to the FPGA Technology, including, without limitation, all customer relationships prior to the Closing.

                                  ARTICLE VII

                    CONDITIONS TO OBLIGATIONS OF QUICKLOGIC

     Absent a waiver in writing, all obligations of QuickLogic under this Agreement, except the obligations set forth in Sections 5, 9, 10 and 12 hereof, are subject to the satisfaction of the following conditions, to QuickLogic's reasonable satisfaction, on or before the completion of the Closing on the Closing Date:

     7.1. Representations, Warranties and Performance.  The representations and
          -------------------------------------------
warranties of Cypress contained herein shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct with the same force and effect as if such representations and warranties have been made at and as of the Closing Date; Cypress shall have performed and complied with all agreements, conditions and covenants required by this Agreement and the Stock Purchase Agreement to be performed or complied with by Cypress prior to or at the Closing Date; and Cypress shall have furnished to QuickLogic an officer's certificate dated the Closing Date, verifying, in such detail as QuickLogic may reasonably request, the fulfillment of the foregoing conditions.

     7.2. Absence of Adverse Changes.  There shall not have been any material
          --------------------------
adverse change in or to the Transferred Assets.

     7.3. Litigation.  There shall not be pending any litigation before any
          ----------
court or governmental agency (i) the outcome of which could reasonably be expected to have a material adverse effect on the Transferred Assets, or (ii) to restrain or prohibit or to obtain damages or other relief in connection with, or which is related to or arises out of, this Agreement, the Transaction Agreements or the transactions contemplated hereby or thereby.

     7.4  Amended and Restated Articles.  The Amended and Restated Articles of
          ------------------------------
QuickLogic in the form attached hereto as Exhibit J (the "Amended Articles")
                                          ---------       ----------------
shall have been filed and approved by the California Secretary of State.

     7.5. Transaction Agreements.  Cypress shall have executed and delivered
          ----------------------
each of the Transaction Agreements to which it is a party.

     7.6. Approvals.  All consents, approvals and filings required under any
          ---------
applicable law, rule or regulation to be completed or obtained prior to the transactions contemplated by this Agreement and the Transaction Agreements shall have been so completed or obtained, as the case may be, including without limitation compliance with the HSR Act. All necessary consents of the Board of Directors and the shareholders of both Cypress and QuickLogic shall have been obtained.

     7.7. No Injunctions.  No temporary restraining order, preliminary or
          --------------
permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Transaction or limiting or restricting QuickLogic's conduct or operation of the business of QuickLogic after the Transaction shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic governmental entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Transaction which makes the consummation of the Transaction illegal.

     7.8. Consummation of Acquisition.  The Closing of the Transaction shall
          ----------------------------
occur no later than April 30, 1997 unless mutually agreed to by QuickLogic and Cypress.

     7.9. Legal Opinion.  QuickLogic shall have received a legal opinion from
          -------------
Wilson Sonsini Goodrich & Rosati, counsel to Cypress, substantially in the form attached hereto as Exhibit K.
                   ---------

                                  ARTICLE VIII

                      CONDITIONS TO OBLIGATIONS OF CYPRESS

     Absent a waiver in writing, all obligations of Cypress under this Agreement, except the obligations set forth in Sections 5, 9, 10 and 12 hereof, are subject to the satisfaction of the following conditions, to Cypress's reasonable satisfaction, on or before the completion of the Closing on the Closing Date:

     8.1. Representations, Warranties and Performance  The representations and
          -------------------------------------------
warranties of QuickLogic shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct with the same force and effect as if such representations and warranties had been made at and as of the Closing Date; QuickLogic shall have performed and complied with all agreements, conditions and covenants required by this Agreement and the Stock Purchase Agreement to be performed or complied with by it prior to or at the Closing Date, and QuickLogic shall have furnished to Cypress an officer's certificate dated the Closing Date, verifying, in such detail as Cypress may reasonably request, to the fulfillment of the foregoing conditions.

     8.2. Absence of Adverse Changes.  There shall not have been any material
          --------------------------
adverse change in or to the business of QuickLogic.

     8.3. Litigation.  There shall not be pending any litigation before any
          ----------
court or government agency that has not been previously set forth in the QuickLogic Disclosure Schedule (i) the outcome of which could be reasonably be expected to have a material adverse effect on the business of QuickLogic, or
(ii) to restrain or prohibit or to obtain damages or other relief in connection with, or which is related to or arises out of, this Agreement, the Transaction Agreements or the transactions contemplated hereby or thereby.

     8.4. Transaction Agreements.  QuickLogic shall have executed and delivered
          ----------------------
each of the Transaction Agreements to which it is a party.

     8.5. Approvals.  All consents, approvals and filings required under any
          ---------
applicable law, rule or regulation to be completed or obtained prior to the transactions contemplated by this Agreement and the Transaction Agreements shall have been so completed or obtained, as the case may be, including without limitation compliance with the HSR Act and the Exchange Act. All necessary consents of the Board of Directors and the shareholders of both QuickLogic and Cypress shall have been obtained.

     8.6. No Injunctions.  No temporary restraining order, preliminary or
          --------------
permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Transaction or limiting or restricting QuickLogic's conduct or operation of the business of QuickLogic after the Transaction shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic governmental entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Transaction which makes the consummation of the Transaction illegal.

     8.7. Consummation of Acquisition.  The Closing of the Transaction shall
          ----------------------------
occur no later than April 30, 1997 unless mutually agreed to by QuickLogic and Cypress.

     8.8. Legal Opinion.  Cypress shall have received a legal opinion from
          -------------
Venture Law Group, special counsel to QuickLogic, substantially in the form attached hereto as Exhibit L.
                   ---------

                                   ARTICLE IX

                           TERMINATION AND SURVIVAL

     9.1. Termination.  Anything contained herein to the contrary
          -----------
notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

          (a) By mutual consent of QuickLogic and Cypress;

          (b) By notice in writing by QuickLogic, if any of the conditions set forth in Section 7 shall have become incapable of fulfillment prior to April 30, 1997, through no fault of QuickLogic and shall not have been waived by QuickLogic;

          (c) By notice in writing by Cypress, if any of the conditions set forth in Section 8 shall have become incapable of fulfillment prior to April 30, 1997, through no fault of Cypress and shall not have been waived by Cypress; or

          (d) By notice in writing by either QuickLogic, on one hand, or Cypress, on the other hand, if (i) the other has breached this Agreement in any material respect, (ii) any of the representations and warranties made by the other in Section 3 or Section 4 of this Agreement (as the case may be) is false or inaccurate in any material respect, or (iii) the Closing does not occur on or before April 30, 1997 (unless such date is extended by mutual agreement), but only if the failure to consummate such transaction on or before such date did not result from the failure by the party seeking such termination to fulfill any condition set forth in Section 5.4, Section 7 or Section 8, as the case may be, which is a condition precedent to the obligation of the other under this Agreement to consummate the transactions contemplated hereby. To the extent a party fails to act in good faith and consummate the Transactions, the non-breaching party shall be entitled to obtain injunctive relief to enforce the terms of this Agreement and the Transaction Agreements.

     9.2. Effect of Termination.  If this Agreement is terminated prior to
          ---------------------
Closing and the transactions contemplated hereby are not consummated at said time as described above, this Agreement shall become void and of no further force and effect, except for the provisions of Section 5.1 (relating to the obligations of confidentiality); Section 5.2 (relating to disclosure); Section 9 (relating to termination); Section 12.1 (relating to arbitration); and Section 15 (relating to certain miscellaneous provisions) and there shall be no liability or obligation on the part of QuickLogic or Cypress or their respective officers, directors or stockholders; provided, however, that such termination shall not limit any rights or obligations of any party hereto for willful breach of this Agreement or any Transaction Agreement.

                                   ARTICLE X

                                INDEMNIFICATION

     10.1 Cypress's Indemnification.  Cypress will indemnify and hold harmless
          -------------------------
QuickLogic and each of its directors, officers, employees, advisors, affiliates, agents and shareholders from and against any and all losses, damages, liabilities, costs, claims and expenses, including but not limited to attorney's fees, arising out of, based upon or resulting from:

          (a) any claims against, or liabilities or obligations of, Cypress or against the Transferred Assets the circumstances of which arose prior to the Closing Date other than the Assumed Obligations;

          (b) any inaccuracy of any representation or warranty or schedule of Cypress which is contained in or made pursuant to this Agreement;

          (c) the non-compliance by Cypress with the provisions of any applicable bulk sales act governing the purchase and sale of the Transferred Assets;

          (d) any tax liability of Cypress including other than any sales or use taxes resulting from the Transactions; or

          (e) any breach by Cypress of any of its agreements, covenants, warranties or obligations contained in or made pursuant to this Agreement.

     Cypress shall have no obligation to indemnify QuickLogic under this Section
10.1 for any breach of Cypress's representations and warranties made in or pursuant to this Agreement, until such time, if any, as the aggregate amount of the liabilities, losses, damages, claims costs and expenses arising out of such breach exceeds [ * ] and then only to the extent of such excess.

     10.2 QuickLogic's Indemnification.  QuickLogic will indemnify and hold
          ----------------------------
harmless Cypress and each of its directors, officers, employees, advisors, affiliates, agents and stockholders from and against any and all losses, damages, liabilities, costs, claims and expenses including but not limited to attorney's fees arising out of, based upon or resulting from:

          (a) any inaccuracy of any representation or warranty of QuickLogic which is contained in or made pursuant to this Agreement;

          (b) any breach by QuickLogic of any of its agreements, covenants, warranties or obligations contained in or made pursuant to this Agreement; or

          (c)  any of the Assumed Obligations.

------------
* An asterisk indicates confidential material that has been omitted from this document and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     QuickLogic shall have no obligation to indemnify Cypress under this Section
10.2 for any breach of QuickLogic's representations and warranties made in or pursuant to this Agreement, until such time, if any, as the aggregate amount of the liabilities, losses, damages, claims costs and expenses arising out of such breach exceeds [ * ] and then only to the extent of such excess.

     10.3 Claims Procedures.
          -----------------

          (a) Promptly after the receipt by any party hereto of notice or upon any party becoming otherwise aware of (x) any claim or (y) the commencement of any action or proceeding, such party (the "Aggrieved Party") will, if a claim with respect thereto is to be made against any party obligated to provide indemnification (the "Indemnifying Party") pursuant to this Article X, give such Indemnifying Party written notice of such claim or the commencement of such action or proceeding and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from such claim. Failure by the Indemnifying Party to notify the Aggrieved Party of its election to defend any such action within a reasonable time, but in no event more than thirty days after notice thereof shall have been given to the Indemnifying Party, shall be deemed a waiver by the Indemnifying Party of its right to defend such action.

          (b) If the Indemnifying Party assumes the defense of any such claim or litigation resulting therefrom, (i) the obligations of the Indemnifying Party as to such claim shall be limited to taking all steps necessary in the defense or settlement of such claim or litigation resulting therefrom and to holding the Aggrieved Party harmless from and against any and all losses, damages and liabilities caused by or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such claim or litigation resulting therefrom and (ii) the Aggrieved Party shall not be entitled to indemnification as to fees and expenses of any counsel retained by the Aggrieved Party after the time at which the Indemnifying Party has so assumed such defense. The Aggrieved Party may participate, at its expense, in the defense of such claim or litigation provided that the Indemnifying Party shall direct and control the defense of such claim or litigation. The Indemnifying Party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment, except with the written consent of the Aggrieved Party, such consent to not be unreasonably withheld, or enter into any settlement, except with the written consent of the Aggrieved Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Aggrieved Party of a release from all liability in respect of such claim or litigation.

          (c) If the Indemnifying Party shall not assume the defense of any such claim or litigation resulting therefrom, the Aggrieved Party may defend against such claim or litigation in such manner as it may deem appropriate and, unless the Indemnifying Party shall deposit with the Aggrieved Party a sum equivalent to the total amount demanded in such claim or litigation, or shall deliver to the Aggrieved Party a surety bond or an irrevocable letter of credit in form and substance reasonably satisfactory to the Aggrieved Party, the Aggrieved Party may settle such claim or litigation on such terms as it may deem appropriate, and the Indemnifying Party shall promptly reimburse the Aggrieved Party for the amount of all reasonable expenses, including,

----------------
* An asterisk indicates confidential material that has been omitted from this document and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

without limitation, attorneys' fees, incurred by the Aggrieved Party in connection with the defense against or settlement of such claims or litigation. If no settlement of such claim or litigation is made, the Indemnifying Party shall promptly reimburse the Aggrieved Party for the amount of any judgment rendered with respect to such claim or in such litigation and of all expenses, including, without limitation, attorneys' fees, incurred by the Aggrieved Party in the defense against such claim or litigation.

     10.4.  Insurance; Tax Benefits.  The amount of any liability for which an
            -----------------------
Aggrieved Party shall be entitled to indemnification shall take into consideration (i) the amount of insurance or other third party proceeds, if any, actually received by the Aggrieved Party in respect of such liability and (ii) any tax benefits actually realized by the Aggrieved Party in respect of such liability. Upon making any indemnity payment, the Indemnifying Party will, to the extent of such indemnity payment, be subrogated to all rights of the Aggrieved Party against any third party in respect of the loss to which the payment relates. Without limiting the generality or the effect of any other provision hereof, the Aggrieved Party and the Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights.

     10.5.  Exclusive Remedy.  Cypress and QuickLogic agree that, to the fullest
            -----------------
extent permitted by law, the sole and exclusive legal remedy of Cypress and QuickLogic after the Closing with respect to any claim or cause of action asserted by either party related to or arising from breaches of the representations, warranties or covenants of the other party contained in this Agreement or any document, list, schedule, exhibit, certificate or other instrument furnished or to be furnished by or on behalf of such other party or any of its representatives in connection with the transactions contemplated by this Agreement shall be limited to the rights, terms and conditions of this
Article X; provided, however, that nothing contained in this Section 10.5 shall preclude either party from seeking or obtaining equitable relief to enforce or protect its rights under this Agreement and the Transaction Agreements, including without limitation the ability to seek equitable relief under Article XIII below and the rights to arbitration and injunctive relief provided in the Wafer Fabrication Agreement with respect to Cypress's obligations as to wafer starts.

     10.6.  Nature of Survival of Representations, etc.  All representations and
            -------------------------------------------
warranties and agreements made by the parties hereto shall survive the Time of Closing and any investigation at any time made by or on behalf of either party, provided, however, that no suit or action may be commenced in respect of a representation or warranty after [ * ] months from the Time of Closing.

     10.7.  Maximum Level of Indemnification.  Neither party shall have any
            ---------------------------------
obligation to indemnify the other under this Article X after such time, if any, as the aggregate amount of all indemnification payments paid by such party to the other exceeds [ * ].

--------------
* An asterisk indicates confidential material that has been omitted from this document and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   ARTICLE XI

                              TRANSITIONAL ISSUES

     11.1.  Purchase Orders.  Cypress will promptly contact all its customers
            ---------------
with outstanding purchase orders for FPGA Products and will use its reasonable best efforts to encourage such customers to cancel all purchase orders for FPGA Products and to enter into new purchase orders with QuickLogic for FPGA Products as expeditiously as possible, pursuant to the plan to effect such transition attached hereto as Exhibit J (the "Transition Plan").
                   ---------

     11.2.  Sale of Products.  QuickLogic will sell to Cypress FPGA Products to
            ----------------
the extent needed by Cypress to fill purchase orders received by Cypress and which cannot be transferred to QuickLogic pursuant to the Transition Plan in a timely manner because of customer demands. For such sales, QuickLogic will sell such FPGA Products to Cypress during the six-month period following the Closing Date at a price equal to: (i) 77.5% of Cypress's actual sales price of such products, for the first three months after the Closing Date and (ii) 90.0% of Cypress's actual sales price of such products for the second three months after the Closing Date. In addition, QuickLogic will reimburse Cypress for any test and finish costs reasonably incurred by Cypress and supported by appropriate documentation submitted in writing to QuickLogic.

     11.3.  Transfer of Inventory.  The Inventory (as defined on Exhibit A) will
            ---------------------
be transferred, at Cypress's expense, to QuickLogic's offices in Sunnyvale, California in accordance with the Transition Plan, and in any event within fourteen (14) days after the Closing Date. Cypress may retain a portion of the Inventory to the extent reasonably necessary to fulfill purchase orders that pursuant to Section 11.2 cannot be transferred to QuickLogic. Any remaining Inventory shall be transferred, at Cypress's expense, to QuickLogic's offices in Sunnyvale, California 90 and 180 days after the Closing Date.

     11.4.  Warranties and Returns.  Cypress shall bear the cost of all returns,
            ----------------------
warranties and chargebacks for FPGA Products shipped to customers by Cypress, regardless of the date of sale, in each case in accordance with Cypress' then-current practices. QuickLogic will not take any action to encourage any returns of such goods to Cypress. QuickLogic shall be responsible for all warranties and chargebacks for FPGA Products shipped to customers by QuickLogic, regardless of the date of sale, and shall be responsible for returns of FPGA Products from the trade in accordance with QuickLogic's return policy. The parties hereto agree that should QuickLogic accept returns or pay chargebacks for FPGA Products shipped to customers by Cypress, Cypress shall reimburse QuickLogic upon presentation of proper evidence by QuickLogic of such acceptance or payment.

                                  ARTICLE XII

                          COVENANTS FOLLOWING CLOSING

     12.1.  Arbitration.  Any dispute arising between the parties with respect
            -----------
to this Agreement (including, without limitation, in regard to any claim under Section 12.1 hereof) or any Transaction Agreement (except as provided in the Wafer Fabrication Agreement), shall be settled by arbitration conducted in Santa Clara County. If either party wishes to commence an arbitration hereunder, it shall serve written notice to such effect on the other party and, within 45 days thereafter, the parties shall mutually select a single arbitrator to conduct such arbitration from among a list of retired federal and state trial court judges eligible to serve in such capacity furnished to the parties by the American Arbitration Association. If the parties are unable to select an arbitrator by mutual agreement within such period, the arbitrator shall be selected by the American Arbitration Association in accordance with its procedures. In conducting the arbitration, the arbitrator shall apply the Commercial Arbitration Rules of the American Arbitration Association as modified by any other instructions that the parties may agree upon at the time, except that each party shall have the right to conduct discovery in any manner and to any extent authorized by the Federal Rules of Civil Procedure as interpreted by the federal courts. Costs and expenses, including reasonable attorneys' fees incurred with respect to the arbitration, shall be borne by the losing party, unless otherwise determined by the arbitrator based on a showing of good cause to vary from the usual rule expressed in this sentence. The arbitrator's award shall be final and unappealable. A judgment upon the award may be entered in any court having jurisdiction of the parties.

     12.2.  Support.
            -------

          (a) Cypress will cooperate in good faith and use reasonable efforts to assist QuickLogic in achieving the orderly transition of the Transferred Assets to QuickLogic in order that QuickLogic may incorporate the Transferred Assets into its existing operations with no diminution in the value of the Transferred Assets.

          (b) Cypress shall observe faithfully the terms of all Assigned Contracts until assignments or transfers thereof have been obtained. QuickLogic agrees promptly to reimburse Cypress for any out-of-pocket expenses reasonably incurred (and documented) by Cypress in carrying out the obligations under such Assigned Contracts following the Closing Date and through the date of such assignment, other than any outstanding liabilities under such Assigned Contracts, which are sole responsibility of Cypress.

          (c) Cypress and QuickLogic shall provide each other with such information and access to books and records as may reasonably be requested by the other in connection with any Claim or the preparation of any returns of Taxes and audits or other proceedings relating to Taxes.

          (d) At the Time of Closing, Cypress will deliver to QuickLogic electronic copies of any Transaction Agreement for which the first draft was prepared by Cypress or counsel to Cypress, for the purpose of assisting any future obligations of Cypress to comply with EDGAR disclosure requirements under the Securities Act or the Exchange Act.

                                  ARTICLE XIII

                      NON-COMPETITION AND NON-SOLICITATION

     13.1 Covenant Not to Compete.  Cypress agrees and acknowledges that
          -----------------------
QuickLogic has spent significant time and resources on the development of the FPGA Technology. In addition, Cypress agrees and acknowledges that the FPGA Technology is highly confidential and proprietary to QuickLogic and has significant commercial value to QuickLogic. Cypress also acknowledges that Cypress's former ownership of the Rights and the Transferred Assets could provide Cypress with the immediate and commercially valuable ability to compete with QuickLogic in the field of antifuse FPGA products. Therefore, in consideration of the Consideration and the other rights granted to Cypress under this Agreement and the Transaction Agreements, Cypress agrees to the following covenant not to compete:

          (a) Non-Compete.  During the ten (10) year period following the
              ------------
Closing Date, Cypress (including its subsidiaries) will not, directly or indirectly, develop, manufacture, market, sell or otherwise distribute any antifuse FPGAs or products which provide the same or similar capability to the user and which are predominately user configurable that are pin-compatible with existing PASIC 1 or PASIC 2 products (specifically, 1K, 2K, 3K, 4K, 5K, 7K, 8K and 9K) (the "Field") anywhere in the world. The foregoing specifically
              -----
includes any activities performed by third parties on behalf of, or in conjunction with, Cypress (or its subsidiaries) during this ten-year term. For purposes of this paragraph, a "subsidiary" shall mean any corporation or other entity of which Cypress beneficially owns fifty percent (50%) or more of the voting stock of such corporation or a fifty percent (50%) or greater interest in the decision-making authority of such other entity.

          (b) Transition Period.  Notwithstanding Section 13.1(a), Cypress may
              -----------------
continue to sell antifuse FPGA Products to certain customers of Cypress (i) that required QuickLogic to be qualified until QuickLogic has been qualified to manufacture and sell products to such customers and (ii) under existing contracts or other binding commitments until such customers agree to release Cypress from such obligations.

          (c) Reformation.  In the event that the provisions of this Section
              -----------
13.1 should ever be deemed to exceed the scope, time or geographic limitations of applicable law regarding covenants not to compete or are otherwise declared unenforceable under applicable law, then such provisions shall be reformed to the maximum scope, time or geographic limitations, as the case may be, permitted under applicable law.

     13.2.  Representations of Cypress.  Cypress represents that: (i) it is
            --------------------------
familiar with the covenant not to compete set forth in Section 13.1, (ii) it is fully aware of its obligations thereunder, including, without limitation, the length of time, scope and geographic coverage of those covenants, (iii) it finds the length of time, scope and geographic coverage of these covenants to be reasonable, and (iv) it is receiving specific, bargained-for consideration for its covenant not to compete.

     13.3.  Non-Solicitation.  For a period of twelve (12) months from the
            ----------------
Closing Date (or, if the Closing does not occur, twelve months from the termination of negotiations with regard to the Transaction), neither Cypress nor QuickLogic shall engage or participate in any effort or act to solicit the other party's employees to cease their association or employment with that party.

     13.4.  Breach by Cypress.  Cypress acknowledges that in the event of a
            -----------------
material breach of any of the provisions of Section 13.1 by Cypress, QuickLogic would sustain irreparable harm, and, therefore, Cypress agrees that in addition to any other remedies which QuickLogic may have under this Agreement or otherwise, QuickLogic shall be entitled to obtain equitable relief, including specific performance and injunctions restraining Cypress from committing or continuing any such violation of this Agreement.

     13.5.  Breach by QuickLogic.  QuickLogic acknowledges that in the event of
            --------------------
a material breach of any of the provisions of Section 13.3 by QuickLogic, Cypress would sustain irreparable harm, and, therefore, QuickLogic agrees that in addition to any other remedies which Cypress may have under this Agreement or otherwise, Cypress shall be entitled to obtain equitable relief, including specific performance and injunctions restraining QuickLogic from committing or continuing any such violation of this Agreement.

                                  ARTICLE XIV

                                 MISCELLANEOUS

     14.1.  Fees and Expenses.  Each of the parties hereto shall bear its own
            -----------------
fees and expenses, including fees of counsel and accountants, incurred in connection with the negotiation of this Agreement and the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby or otherwise arising out of, or by reason of, this Agreement or any Transaction Agreement.

     14.2.  Entire Agreement; Conflicts; Third Party Beneficiaries.  This
            ------------------------------------------------------
Agreement and the Transaction Agreements (including the exhibits and schedules hereto and thereto) constitute the entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect thereto, including the Letter of Intent. The parties hereto acknowledge and agree that no third party is intended to be a third-party beneficiary of this Agreement or any Transaction Agreement.

     14.4.  Amendments.  No amendment, modification or rescission of this
            ----------
Agreement shall be effective unless set forth in writing executed by the party sought to be bound thereby.

     14.5.  Notices.  Any notice given hereunder or under any Transaction
            -------
Agreement (except as otherwise provided therein) shall be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile or other means), the day of delivery by commercial courier to a responsible individual or the third day after mailing by certified or registered mail, postage prepaid, as follows:

            (1) If to QuickLogic:

                QuickLogic Corporation
                1277 Orleans Drive
                Sunnyvale, CA 94089-1138
                Attention: E. Thomas Hart, President and Chief Executive Officer
                Telephone: (408) 990-4000
                Fax: (408) 990-4153

                With a copy to:

                Joshua L. Green
                Jeffrey Y. Suto
                Venture Law Group
                2800 Sand Hill Road
                Menlo Park, CA  94025
                Telephone: (415) 854-4488
                Fax: (415) 854-1121

            (2) If to Cypress:

                Cypress Semiconductor Corporation
                3901 North First Street
                San Jose, CA 95134-1599
                Attention:  T.J. Rodgers
                Telephone: (408) 729-3031
                Fax: (408) 943-2796

                With a copy to:

                Barry Taylor
                Wilson Sonsini Goodrich & Rosati
                650 Page Mill Road
                Palo Alto, CA  94306
                Telephone: (415) 493-9300
                Fax: (415) 493-6811

or to such other address as any party may have furnished in writing to the other party in the manner provided above.

     14.6.  Assignment.   Except with respect to an assignment to a successor of
            ----------
all or substantially all of a party's stock, business or assets (for which no consent shall be required), no party may assign this Agreement or any Transaction Agreement, nor may any of its rights hereunder be assignable or transferable, in any manner by a party, without the prior written consent of the other party. Any proposed assignment in violation of this Section 14.6 shall be void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors, assigns and legal representatives.

     14.7.  Incorporation by Reference.  All Schedules and Exhibits referred to
            --------------------------
in this Agreement are by this reference incorporated herein as an integral part hereof.

     14.8.  Governing Law.  This Agreement and the Transaction Agreements and
            -------------
the respective rights and obligations of the parties hereto and thereto shall be construed under and by the laws of the State of California, without reference to conflicts of laws principles.

     14.9.  Captions.  The title to the Sections and subsections of this
            --------
Agreement and the Transaction Agreements are included herein solely for convenience, are not a part of this Agreement or any Transaction Agreement and do not in any way limit or amplify the terms of this Agreement or any Transaction Agreement.

     14.10.  No Waiver.  It is understood and agreed that no failure or delay by
             ---------
any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege be deemed to operate as a waiver of any other right, power or privilege hereunder.

     14.11.  Counterparts.  This Agreement and any Transaction Agreement may be
             ------------
executed in any number of counterparts, each of which shall be considered to be an original, but all of which together shall constitute one and the same instrument.





                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned have duly executed this Termination Agreement as of the date first set forth above.


QUICKLOGIC:                   QUICKLOGIC CORPORATION
                              a California corporation


                              By:  /s/ E. Thomas Hart
                                  -----------------------------------------
                              Title:  President & CEO
                                     --------------------------------------


CYPRESS:                      CYPRESS SEMICONDUCTOR CORPORATION
                              a Delaware corporation


                              By:  /s/ Emmanuel Hernandez
                                  -----------------------------------------
                              Title:  CFO
                                     --------------------------------------

                       EXHIBIT A TO TERMINATION AGREEMENT
                       ----------------------------------

                               TRANSFERRED ASSETS


All inventory of the FPGA Products, including work in process and finished goods but excluding wafers in process, 1K PCI bus devises, and 1K and 2K VLSI devises (the "Inventory"). Attached is a complete listing of such Inventory as of the date of this Agreement, which will be updated as of the Closing.

Equipment utilized for the FPGA Products (the "Equipment") as attached.

Permits:  None

Other Assets:  None

                                   Exhibit A
                                   Equipment


                                  Units          Amount

Reticles
     7C382                        [*]             [*]
     7C384                        [*]             [*]
     7C386                        [*]             [*]
     7C3803                       [*]             [*]
     7C3805                       [*]             [*]
     7C3807                       [*]             [*]
     7C3809                       [*]             [*]

Sort H/W                          [*]             [*]
     Scrambler Board              [*]             [*]
     382 Probe Card               [*]             [*]
     384 Probe Card               [*]             [*]
     386 Probe Card               [*]             [*]
     388 Probe Card               [*]             [*]
     3807 Probe Card              [*]             [*]
     3809 Probe Card              [*]             [*]
     3805 Probe Card              [*]             [*]

HP H/W                            [*]             [*]
     HP Tester                    [*]             [*]
     8K Mother Board              [*]             [*]
     387 TQFP OUT Card            [*]             [*]
     388 PQFP OUT Card            [*]             [*]
     4K Mother Board              [*]             [*]
     385 TQFP OUT Card            [*]             [*]
     386 TQFP OUT Card            [*]             [*]
     388 Blank TQFP OUT Card      [*]             [*]
     2K Mother Board              [*]             [*]
     384 TQFP OUT Card            [*]             [*]
     384 CPGA OUT Card            [*]             [*]
     1K Mother Board              [*]             [*]
     382 TQFP OUT Card            [*]             [*]
     Blank Mother Board           [*]             [*]
     Blank Component Card         [*]             [*]
     Blank 8K Mother Board        [*]             [*]

VT H/W                            [*]             [*]
     Load Boards                  [*]             [*]
     44-PLCC Hand Test Board      [*]             [*]
     68-PLCC Hand Test Board      [*]             [*]
     84-PLCC Hand Test Board      [*]             [*]
     100-TQFP Hand Test Board     [*]             [*]
     144-TQFP Hand Test Board     [*]             [*]
     Cable Sets                   [*]             [*]

-----------------
* An asterisk indicates confidential material that has been omitted from this document and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   Exhibit A
                                   Equipment

B/I Boards                                 [ * ]
     160-COFP                              [ * ]

SpDE                                       [ * ]
    Programmers                            [ * ]

DeskFab                                    [ * ]
    Programmers                            [ * ]
    84-PLCC Adapters                       [ * ]
    208-PQFP Adapters                      [ * ]

Other                                      [ * ]
    Bench Boards                           [ * ]

TOTAL                                      [ * ]
-------------
* An asterisk indicates confidential material that has been omitted from this document and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                      EXHIBIT A-1 TO TERMINATION AGREEMENT
                      ------------------------------------

                                FPGA TECHNOLOGY


PATENTS AND PATENT APPLICATIONS (SEE ATTACHED)



MASK WORK RIGHTS:  NONE

                                   EXHIBIT A


              CONFIDENTIAL - SUBJECT TO ATTORNEY-CLIENT PRIVILEGE


        CYPRESS U.S. PATENTS AND PATENT APPLICATIONS THAT EITHER COVER
         OR MAY COVER ANTIFUSE TECHNOLOGY AND/OR CIRCUITS THAT ARE OR
                             MAY BE USED IN FPGA'S
                             ---------------------

---------------------------------------------------------------------------------------------------------------
Patent/Serial No.       Original Filing Date          Title                         Status
---------------------------------------------------------------------------------------------------------------
 [*]                     [*]                          [*]                           [*]

---------------------------------------------------------------------------------------------------------------
 [*]                     [*]                          [*]                           [*]

---------------------------------------------------------------------------------------------------------------
 [*]                     [*]                          [*]                           [*]

---------------------------------------------------------------------------------------------------------------
 [*]                     [*]                          [*]                           [*]

---------------------------------------------------------------------------------------------------------------
 [*]                     [*]                          [*]                           [*]

---------------------------------------------------------------------------------------------------------------
 [*]                     [*]                          [*]                           [*]

---------------------------------------------------------------------------------------------------------------
 [*]                     [*]                          [*]                           [*]

---------------------------------------------------------------------------------------------------------------
 [*]                     [*]                          [*]                           [*]

---------------------------------------------------------------------------------------------------------------
 [*]                     [*]                          [*]                           [*]

---------------------------------------------------------------------------------------------------------------
 U.S. Pat. No.           December 29, 1995            Planner Antifuse and Method          Issued
  5,573,971                                               of Fabrication
---------------------------------------------------------------------------------------------------------------

-------------

* An asterisk indicates confidential material that has been omitted from this document and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities and Exchange Act of 1933, as amended.

                       EXHIBIT B TO TERMINATION AGREEMENT
                       ----------------------------------


                              ASSUMED OBLIGATIONS


     1. Obligations of Cypress under purchase orders to sell FPGA Products to Cypress' customers that are unfilled as of the Closing to the extent transferable and attached hereto.


     2. Obligations of Cypress that arise after the Closing Date in connection with the performance by QuickLogic of such transferred purchase orders; provided that all such orders shall not include any responsibility of QuickLogic for any returns of product shipped by Cypress, and provided further, if Cypress has received payment for the obligations, it shall remit such payments to QuickLogic.

                                EXHIBIT C TO
                                ------------
                                 TERMINATION
                                 -----------
                                  AGREEMENT
                                  ---------


                                 BILL OF SALE


         This Bill of Sale ("Agreement") is made as of March 29, 1997 by and between Cypress Semiconductor Corporation, a corporation organized under the laws of Delaware ("Seller"), and, QuickLogic Corporation, a corporation organized under the laws of California (the "Buyer").

     1.  Definitions.  Unless specifically designated otherwise, capitalized
         -----------
terms used in this Agreement shall have the meanings given them in the Termination Agreement between Seller and Buyer dated as of March 29, 1997 (the "Termination Agreement").

     2.  Transfer.  Subject to the terms and conditions of the Termination
         --------
Agreement and Transition Plan, Seller shall assign, grant, transfer and convey to Buyer, free and clear of all liens, claims, interests and encumbrances, and Buyer agrees to acquire from Seller, all of Seller's rights, title and interest in and to the assets listed on Exhibit A (the "Transferred Assets"), and Seller shall deliver good, clear and marketable title to each and every Transferred Asset, together with such bills of sale, assignments and other instruments of conveyance as may be reasonably requested by Buyer to permit such delivery. Without limiting the foregoing, the Transferred Assets shall be deemed to include only the following:

         (a) All right, title and interest in the Equipment and Inventory (each as defined in Exhibit A), and all claims and rights of Seller with respect thereto, including, without limitation, all rights against suppliers thereof under warranties listed and described in Schedule 1.1(a) of the Termination Agreement (to the extent transferable by Seller), including, without limitation, all of Seller's rights under manufacturers' warranties and guarantees (to the extent transferable by Seller) relating to the Equipment and all benefits and proceeds with respect to the Equipment as of and after the Closing under any policy of insurance;

         (b) All books and records, whether originals or copies, whether financial or otherwise, relating to the Transferred Assets and which do not primarily relate to areas of Seller's business other than the Transferred Assets; provided that Seller shall be entitled, at Seller's expense, to make and retain photocopies of such records for the purpose of accounting and tax compliance;

         (c) All licenses, permits, authorizations and other approvals from any federal, state, local or foreign governmental, public or self-regulatory body or authority relating to the Transferred Assets or the Assumed Obligations, all of which are listed in Exhibit A (collectively, the "Permits");

         (d) The computer software and hardware specifically used in connection with the Equipment, including all documentation and source code, to the extent they are legally transferable by Seller;

         (e) All rights of indemnification, claims or causes of action in favor of Seller, to the extent they arise out of or relate to the Transferred Assets after the Closing Date including, without limitation, those against any person under any purchase or other agreement pursuant to which Seller acquired any portion of the Transferred Assets or those arising by operation of law or equity or otherwise; and

         (f) Those other assets that relate to the Transferred Assets and are listed in Exhibit A.

     3.  Miscellaneous.
         -------------

         (a) Seller and Buyer hereby agree that they will, from time to time, execute and deliver such further instruments of conveyance and transfer as may be reasonably required to implement and effectuate the transfer of the Transferred Assets pursuant to the Termination Agreement.

         (b) This Agreement has been executed to implement the Termination Agreement and nothing contained herein shall be deemed or construed to impair or alter any of the provisions of the Termination Agreement.

         (c) This Agreement is executed and delivered in, and shall be construed and enforced in accordance with the domestic laws of the State of California, and shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties to this Agreement.

         (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         (e) Seller hereby covenants and agrees to warrant and defend the title to the above-described Transferred Assets hereby conveyed, against the just and lawful claims and demands of all persons whomsoever.

         (f) The terms of this Agreement may only be modified by a written agreement duly signed by persons authorized to sign agreements on behalf of the parties hereto.


                             Signature page follows

         IN WITNESS WHEREOF, the parties have executed this Bill of Sale on the date first above written.


                                     "BUYER"

                                     QUICKLOGIC CORPORATION



                                     By:
                                        ---------------------------------------
                                     Title:
                                           ------------------------------------


                                     "SELLER"

                                     CYPRESS SEMICONDUCTOR
                                     CORPORATION



                                     By:
                                        ---------------------------------------
                                     Title:
                                           ------------------------------------

                      EXHIBIT D TO TERMINATION AGREEMENT
                      ----------------------------------

  (See Exhibit 10.20 to the Registrant's Registration Statement on Form S-1).

                      EXHIBIT E TO TERMINATION AGREEMENT

                        NON-CONVERTIBLE PROMISSORY NOTE
                        -------------------------------


$_________________                                         ______________, 1997
                                                           Sunnyvale, California


        For value received, QuickLogic Corporation, a California corporation (the "Company"), promises to pay to the order of Cypress Semiconductor Corporation (the "Holder"), the principal sum of ____________ Dollars ($______). Such principal sum may be increased from time to time pursuant to Paragraph 10 below. No interest shall accrue on the unpaid principal amount of this Note, except as provided under Paragraph 9 below. This Note is subject to the following terms and conditions.

        1.  MATURITY. This Note will automatically mature and be due and payable
            --------
on the date nine months after the later of (i) the date hereof or (ii) the date of any increase in principal pursuant to Paragraph 10 below (the "Maturity
                                                                  --------
Date") in nine (9) equal monthly installments, with the first such installment
-----
due on the Maturity Date. The last such installment shall include any amounts oustanding but unpaid, such that it may not equal the preceding eight (8) installments. The entire unpaid principal sum of this Note, shall become immediately due and payable upon the insolvency of the Company, the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver, trustee, liquidator, assignee or similar official to take possession of the property or assets of the Company or to administer the winding up or liquidation of its affairs.

        2.  PAYMENT. All payments shall be made in lawful money of the United
            -------
States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Prepayment of this Note may be made at any time without penalty.

        3.  TRANSFER: SUCCESSORS AND ASSIGNS. The terms and conditions of this
            --------------------------------
Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Holder. Thereupon, a new note for the same principal amount will be issued to, and registered in the name of, the transferee. Principal is payable only to the registered holder of this Note.

        4.  GOVERNING LAW.  This Note and all acts and transactions pursuant
            -------------
hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

        5.  NOTICES.  Any notice required or permitted by this Note shall be in
            -------
writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

        6.  AMENDMENTS AND WAIVERS.  Any term of this Note may be amended with
            ----------------------
the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the Company and the Holder.

        7.  SHAREHOLDERS, OFFICERS AND DIRECTORS NOT LIABLE.  In no event shall
            -----------------------------------------------
any shareholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

        8.  ACTION TO COLLECT FEES.  If action is instituted to collect this
            ----------------------
Note, the Company promises to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action.

        9.  DEFAULT.  In the event the Company does not pay within ten (10)
            -------
business days any installment payment required to be paid under Paragraph 1, such unpaid installment shall accrue simple interest at 5.83% per year from the original due date to the date such installment is paid in full.

       10.  INCREASE OF PRINCIPAL UPON SUBSEQUENT TRANSFERS OF INVENTORY.  Upon
            ------------------------------------------------------------
subsequent transfers of inventory by Holder to the Company pursuant to Article XI of that certain Termination Agreement dated March __, 1997 between the Company and Holder, the principal sum due under this Note shall be increased by an amount equal to QuickLogic's standard cost of such finished and work-in-progress inventory being shipped.

       11.  OTHER.  The Company expressly waives any presentment, demand,
            -----
protest, notice of dishonor or any other notice of any kind in connection with this Note now or hereafter required by applicable law.

                                               COMPANY:

                                               QUICKLOGIC CORPORATION

                                               By: _________________________

                                               Name: _______________________
                                                              (print)

                                               Title: ______________________

                                               Address: 1277 Orleans Drive
                                                        Sunnyvale, CA 94089-1138


AGREED TO AND ACCEPTED:

HOLDER:

CYPRESS SEMICONDUCTOR CORPORATION

By: _____________________________

Name: ___________________________
               (print)

Title: __________________________

Address: 3901 North First Street
         San Jose, CA 95134

                      EXHIBIT F TO TERMINATION AGREEMENT
                      ----------------------------------

  (See Exhibit 10.13 to the Registrant's Registration Statement on Form S-1).

                      EXHIBIT G TO TERMINATION AGREEMENT
                      ----------------------------------

  (See Exhibit 10.12 to the Registrant's Registration Statement on Form S-1).

                      EXHIBIT H TO TERMINATION AGREEMENT
                      ----------------------------------

  (See Exhibit 10.11 to the Registrant's Registration Statement on Form S-1).

                      EXHIBIT I TO TERMINATION AGREEMENT
                      ----------------------------------

  (See Exhibit 10.10 to the Registrant's Registration Statement on Form S-1).

                       EXHIBIT J TO TERMINATION AGREEMENT
                       ----------------------------------


                                TRANSITION PLAN

[LETTERHEAD OF QUICKLOGIC]


CY Transition Agreement
Revision Date: March 20, 1997


Definitions:
-----------

Closing Date - execution date of the Transaction Agreement.
Products - pASIC1, pASIC2, programmers, adapters, development tools Exceptions to Transition Agreement - in writing and signed by D. McCranie and
 R. Johnson
Transfer Plan - inventory transfer agreement executed on March 10, 1997.

Terms and Conditions:
--------------------

Backlog - No new orders, or increases to existing orders, will be accepted by Cypress as of the Closing Date, unless otherwise agreed to in writing by both parties.

Continued Shipments by Cypress - It is the intent and expectation of both parties to transition all backlog requirements to QuickLogic by the Closing Date. Any accounts which are not expected to transition to QuickLogic by the Closing Date must be identified and agreed to in writing by both parties.

New Orders - all new orders for Products will be referred to QuickLogic's sales representative in the respective geographic territory.

Inventory - Inventory will transfer to QuickLogic in accordance with the terms outlined in the Transfer Plan. Inventory and test hardware purchases will include a one million dollar ($1,000,000) discount. This discount will be realized by applying forty percent (40%), rounded to the nearest $100,000 for each purchase order. Each purchase order should include a single line for the discounted dollar amount.

page two
Transition Agreement


Documentation - the Parties agree to transfer the following documents:

a) Shipments - by the Closing Date. Q1'97 quarter to date shipments by Product by customer (identifying location of end customers); monthly shipments by Product by customer for each month after the Closing Date until no further shipments of Products are made by Cypress.
b) POS - Q1'97 quarter to date resale data by distributor by end customer by Product by the Closing Date; complete Q1'97 resale data by distributor by end customer by product within one month from the Closing Date.
c) CY Backlog - weekly backlog status in the format identified as "End Customer Backlog Report," until no further backlog is in place at Cypress on the Products.
d) DeskFab Programmers - list of customers which DeskFab programmers were shipped to by Cypress by the Closing Date.


Cypress Semiconductor Corporation:


 /s/ J. Daniel McCranie
----------------------------------
J. Daniel McCranie
Vice President Sales and Marketing


QuickLogic Corporation:


/s/ Richard Johnson
----------------------------------
Richard Johnson
Vice President Sales

            TRANSFER PLAN FOR CYPRESS FPGA INVENTORY TO QUICKLOGIC


                                March 10, 1997


All Cypress (CY) FPGA inventory will be transferred to QuickLogic (QL) within fourteen (14) days after the closing date except for a reasonable portion necessary to fulfill purchase orders that have not yet been transferred to QL. Any remaining inventory shall be transferred to QL 90 days and 180 days after the closing date.


All CY FPGA inventory will be transferred to QL at one of four WIP (Work In Progress) positions:

     1.   Die Bank
     2.   Packaged Units (assembled but untested)
     3.   Bin (packaged, tested but unmarked)
     4.   Finished Goods (packaged, tested, marked, and finished)


The transfer pricing is as follows:

----------------------------------------------------------------------------------------------
                                                           Prime     In-house
CY Part  CY Pack.  OL Part   OL Pack.  Die Bank  Packaged   Bin      Proc. Bin      FG
----------------------------------------------------------------------------------------------
 381     ic.ii      1K       44 plcc    [ * ]     [ * ]     [ * ]     [ * ]          [ * ]
----------------------------------------------------------------------------------------------
 382     ic.ii      1K       68 plcc    [ * ]     [ * ]     [ * ]     [ * ]          [ * ]
----------------------------------------------------------------------------------------------
 382     ac.ai      1K      100 taFo    [ * ]     [ * ]     [ * ]     [ * ]          [ * ]
----------------------------------------------------------------------------------------------
 383     ic.ii      2K       68 plcc    [ * ]     [ * ]     [ * ]     [ * ]          [ * ]
----------------------------------------------------------------------------------------------
 384     ic.ii      2K       84 plcc    [ * ]     [ * ]     [ * ]     [ * ]          [ * ]
----------------------------------------------------------------------------------------------
 384     ac.ai      2K      100 taFo    [ * ]     [ * ]     [ * ]     [ * ]          [ * ]
----------------------------------------------------------------------------------------------
 384     gc         2K       84 pga     [ * ]     [ * ]     [ * ]     [ * ]          [ * ]
----------------------------------------------------------------------------------------------
 384     gm         2K       84 pga     [ * ]     [ * ]     [ * ]     [ * ]          [ * ]
----------------------------------------------------------------------------------------------
 385     ic.ii      4K       84 plcc    [ * ]     [ * ]     [ * ]     [ * ]          [ * ]
----------------------------------------------------------------------------------------------
 385     ac.ai      4K      100 taFo    [ * ]     [ * ]     [ * ]     [ * ]          [ * ]
----------------------------------------------------------------------------------------------
 386     ac.ai      4K      144 taFo    [ * ]     [ * ]     [ * ]     [ * ]          [ * ]
----------------------------------------------------------------------------------------------
 386     um         4K      160 caFo    [ * ]     [ * ]     [ * ]     [ * ]          [ * ]
----------------------------------------------------------------------------------------------
 385P    ic.ii      4K PCI   84 plcc    [ * ]     [ * ]     [ * ]     [ * ]          [ * ]
----------------------------------------------------------------------------------------------
 385P    ac.ii     4K PCI   100 taFo    [ * ]     [ * ]     [ * ]     [ * ]          [ * ]
----------------------------------------------------------------------------------------------
 386P    ac.ii     4K PCI   144 taFo    [ * ]     [ * ]     [ * ]     [ * ]          [ * ]
----------------------------------------------------------------------------------------------
 3807    ac.ai     7K       144 taFo    [ * ]     [ * ]     [ * ]     [ * ]          [ * ]
----------------------------------------------------------------------------------------------
 3807    nc.ni     7K       208 paFo    [ * ]     [ * ]     [ * ]     [ * ]          [ * ]
----------------------------------------------------------------------------------------------
 387     ac.ai     8K       144 taFo    [ * ]     [ * ]     [ * ]     [ * ]          [ * ]
----------------------------------------------------------------------------------------------
 388     nc.ni     8K       208 paFo    [ * ]     [ * ]     [ * ]     [ * ]          [ * ]
----------------------------------------------------------------------------------------------

     The transfer price for finished goods is the prime bin transfer price minus the cost for stripping the mark: [ * ] for 44 plcc. 68 plcc. 84plcc. and all others, respectively.

     The transfer price for the in-house programming bin is [ * ].

------------
* An asterisk indicates confidential material that has been omitted from this document and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Until fourteen days after the closing date the logistics of transferring inventory will be as follows:

     On Tuesday of each week CY will provide a list of all CY inventory available to QL. The device package (if applicable) WIP position, lot information, geographical location, and number of units will be detailed for all available inventory.

     QL will respond to this by providing a purchase order (PO) to CY which will include the same information as above, the price, and the shipping requirements, including location and date.

     CY will respond within one business day of receipt of the PO from QL with a confirmation of the WIP material to be shipped, the price, and the expired delivery date to the specified location.

     CY will ship the WIP material and invoice QL accordingly.

For 90 days and 180 days after the closing date, the logistics of transferring inventory will be as follows:

     Fifteen (15) days prior to the inventory transfer date, CY will provide a list of all CY inventory available for transfer to QL. The device package (if applicable), WIP position, lot information, geographical location, and number of units will be detailed for all available inventory.

     QL will respond to this by providing a purchase order (PO) to CY which will include the same information as above, the price, and the shipping requirements including location and date.

     CY will respond within one business day of receipt of the PO from QL with a confirmation of the WIP material to be shipped, the price, and the expected delivery date to the specified location.

     CY will ship the WIP material and invoice QL accordingly.

CYPRESS SEMICONDUCTOR CORPORATION


/s/ Christopher W. Jones          03/10/97
------------------------------------------
Christopher W. Jones
FPGA Product Engineering Director


QUICKLOGIC CORPORATION


/s/ Philip Ong                     3/10/97
------------------------------------------
Philip Ong
Vice President Operations

        TRANSITION PLAN FOR CYPRESS TO SUPPORT EXISTING CUSTOMER DEMAND


                                March 20, 1997


Cypress (CY) may continue to sell FPGA products to satisfy existing CY backlog. Products will be supplied to customers from existing CY inventory.

The customers, devices, and quantities are limited to the following:

---------------------------------------------------------------------
  Manufacturing          Marketing            End          Number of
   Part Number          Part Number         Customer         Units
---------------------------------------------------------------------
7C384A-OAC               CY7C384A-OAC        [ * ]          [ * ]
---------------------------------------------------------------------
7C384A-1JI               CY7C384A-1JI        [ * ]          [ * ]
---------------------------------------------------------------------
7C385A-2JI               CY7C385A-2JI        [ * ]          [ * ]
---------------------------------------------------------------------
7C384A-2JI               CP4515AM            [ * ]          [ * ]
---------------------------------------------------------------------
7C382A-XA1               CP4805AM            [ * ]          [ * ]
---------------------------------------------------------------------
7C386A-IUMB              CY7C386A-IUMB       [ * ]          [ * ]
---------------------------------------------------------------------
7C386A-OUMB              CP4580BM            [ * ]          [ * ]
---------------------------------------------------------------------
7C386A-OUMB              CP4581AM            [ * ]          [ * ]
---------------------------------------------------------------------
7C384A-2JC               CY7C384A-2JC        [ * ]          [ * ]
---------------------------------------------------------------------

QL will provide CY with testing services for the 7C382A-XAI (1K industrial in 100-pin TQFP) and the 7C386A-IUMB and 7C386A-OUMB (4K military 883 in 160-pin
CQFP) as follows:

     1.   QL will provide up to [ * ] of testing capacity each week.
     2.   All [ * ] of testing are at any temperature required.
     3.   The price for each tested unit out is given in the table below.

------------------------------------------------------------------------------------
Device        FT @ 25C       FT @ 85C       FT @ 135C      FT @ -60C      QA @ 25C
------------------------------------------------------------------------------------
 7C382         [ * ]          [ * ]          [ * ]          [ * ]          [ * ]
------------------------------------------------------------------------------------
 7C386         [ * ]          [ * ]          [ * ]          [ * ]          [ * ]
------------------------------------------------------------------------------------

CYPRESS SEMICONDUCTOR CORPORATION

/s/ J. Daniel McCranie         3/20/97      /s/ Christopher W. Jones   03/20/97
-----------------------------               -------------------------
J. Daniel McCranie                          Christopher W. Jones
Vice President Sales and Marketing          FPGA Product Engineering Director

QUICKLOGIC CORPORATION

/s/ Richard Johnson            3/20/97      /s/ Phillip Ong            3/20/97
-----------------------------               -------------------------
Richard Johnson                             Phillip Ong
Vice President World-Wide Sales             Vice President Operations

--------------
* An asterisk indicates confidential material that has been omitted from this document and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                   SCHEDULE 1.1(a) TO TERMINATION AGREEMENT
                   ----------------------------------------


    LIST OF CLAIMS AND RIGHTS OF CYPRESS AGAINST SUPPLIERS UNDER WARRANTIES



                                     None.

                     SCHEDULE 2.2 TO TERMINATION AGREEMENT
                     -------------------------------------


                          ALLOCATION OF CONSIDERATION



Inventory                [  *  ] (as estimated by Cypress as of February 28,
                         1997)


Equipment                [  *  ]


Marketing Rights and
Contract Termination     [  *  ]

-------------
* An asterisk indicates confidential material that has been omitted from this document and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                      SCHEDULE 3 TO TERMINATION AGREEMENT
                      -----------------------------------


                          CYPRESS DISCLOSURE SCHEDULE



     No exceptions to the representations and warranties made in Article III.

                      SCHEDULE 4 TO TERMINATION AGREEMENT
                      -----------------------------------


                         QUICKLOGIC DISCLOSURE SCHEDULE



     No exceptions to the representations and warranties made in Article IV.